UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 8 - Other Events.

Item 8.01 Other Events.

Unit Corporation today issued a press release announcing that its wholly owned subsidiary, Unit Petroleum Company, reached a record 412.1 billion cubic feet equivalent increasing its proved oil and natural gas reserves 19% in 2005 and replaced 261% of its 2005 oil and natural gas production. During 2005, Unit produced a record 1,084,000 barrels of oil and 34.1 Bcf of natural gas, or an equivalent Bcf of 40.6. This is an increase of 21% from the equivalent production for 2004 when Unit produced 1,048,000 barrels of oil and 27.1 Bcf of natural gas for an equivalent Bcf of 33.4.
Unit Drilling Company, a wholly owned subsidiary of Unit Corporation, announced average rig utilization for the fourth quarter of 2005 was 106.2 rigs and its average rig utilization for 2005 was 102.1 rigs, an increase of 12% and 16%, respectively, over the same periods in 2004. Unit Drilling Company’s dayrates for the fourth quarter averaged $14,626 per day, which is $1,509 per day or 12% higher than the company’s third quarter 2005 dayrate average. Current dayrates average $17,129 per day, or $2,503 per day higher than the fourth quarter average and $1,486 per day higher than the December average.
A copy of the press release is being filed as an exhibit to this report on Form 8-K.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

99.1	Press release announcing Unit Corporation's reserve growth for 2005 and contract drilling operations update.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: February 8, 2006	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

1

EXHIBIT INDEX

Exhibit No. Description.

99.1	Press release announcing Unit Corporation's reserve growth for 2005 and contract drilling operations update.